Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of October 3, 2023, is entered into by and between HUMBL, Inc., a Delaware corporation, its successors and/or assigns (“Company”), and Pacific Lion LLC, a Florida limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement shares of Series C Preferred Stock, $0.00001 par value per share, of Company (the “Shares”).

C. This Agreement and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Shares

1.1. Purchase of Shares. Company shall issue and sell to Investor and Investor shall purchase from Company the Shares as set forth in accordance set forth on Exhibit A. In consideration thereof, Investor shall pay $1,000.00 per Share to Company set forth on Exhibit A (the “Purchase Price”) for each tranche of Shares via wire transfer of immediately available funds.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Shares.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 3 and Section 4 below, the date of the issuance and sale of the Shares pursuant to this Agreement (the “Closing Date”) shall be October 3, 2023, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents.

2. Investor’s Representations and Warranties.

2.1. Existence and Power. Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

2.2. Authorization; No Contravention. The execution, delivery and performance by Investor of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary officers, partners, managers or members of Investor, (b) do not contravene the terms of Investor’s organizational documents, or any amendment thereof, (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any lien under, any contractual obligation of Investor or any requirement of law applicable to Investor, and (d) do not materially violate any orders of any governmental authority against, or binding upon, Investor to the knowledge of Investor.

2.3. Binding Effect. This Agreement has been duly executed and delivered by Investor and constitutes the legal, valid and binding obligations of Investor, enforceable against Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

2.4. Restricted Securities. Investor understands that Shares will not be registered under the Securities Act at the time of purchase and, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that Company is under no obligation to effect any such registration with respect to the Shares or to file for or comply with any exemption from registration.

2.5. Accredited Investor. Investor is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

2.6. Disclosure of Information. Investor has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to enter into this Agreement, and Investor has had an opportunity to ask questions and receive answers from Company and its officers concerning Company’s financial situation, business, prospects, and any other matter that Investor has deemed relevant or important in determining whether to enter into this Agreement. Among other things, Investor is aware that Company’s business prospects are speculative. Investor has had the opportunity to consult with counsel of its choosing with respect to this Agreement and the transactions contemplated herein. No representations or warranties have been made to Investor by Company, or any of its respective officers, directors, employees, agents, sub-agents, affiliates or subsidiaries, other than the representations of Company contained herein, and in purchasing the Shares hereunder, Investor is not relying upon any representations of Company other than those contained herein.

2.7. Investment Risk. Investor is aware that its purchase of the Shares pursuant to this Agreement is a speculative investment that is subject to the risk of complete loss. Investor is able, without impairing Investor’s financial condition, to suffer a complete loss of such investment in Company.

2.8. Sophisticated Investor. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Investor has not been formed solely for the purpose of making this investment and is purchasing the Shares for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.

2.9. No General Solicitation. Investor is not purchasing the Shares as a result of any advertisement, article, notice or communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to Investor’s knowledge, any other general solicitation or general advertisement.

2.10. Share Reserve. In the event Investor fails to make a required payment hereunder and fails to cure such failure within five (5) business days, in addition to any other rights and remedies, Company will have the right to terminate thirty percent (30%) of any share reserve held by Investor. In addition, Investor agrees to release shares from its share reserve if necessary to meet existing obligations of Company.

2.11. Forced Conversion. At such as time as Company has no authorized but unissued or unreserved shares of common stock (after exhausting any share reserve held by Investor), any outstanding debt of Company purchased by Investor or its affiliates on or after the date of this Agreement will automatically convert in Shares.

3. Company’s Representations; Warranties and Covenants.

3.1. Legal Capacity; Existence and Power. Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder and each other document contemplated hereby to which Company is or will be a party, and to consummate the transactions contemplated hereby and thereby.

3.2. Authorization; No Contravention. The execution, delivery and performance by Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary officers, managers or members of Company, (b) do not contravene the terms of Company’s charter documents, or any amendment thereof, and (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any lien under, any contractual obligation of Company.

3.3. Governmental Authorization; Third Party Consents. To the best of Company’s knowledge, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any governmental authority or any other person, and no lapse of a waiting period under any requirement of law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Company, of this Agreement.

3.4. Binding Effect. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.5. Reporting. Company has filed all reports, schedules, forms, statements and other documents required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the last 12 months (or such shorter period Company was required by law or regulation to file such material) (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Exchange Act with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.6. No Material Adverse Effect. No change or event has occurred since the filing of Company’s last SEC Report that could reasonably be expected to result in a material adverse effect to Company’s business. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Company, threatened against or affecting Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) that could reasonably be expected to have a material adverse effect on Company. Except as disclosed in the SEC Reports, neither Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of Company, there is not pending or contemplated, any investigation by the SEC involving Company or any current or former director or officer of Company. OTC Markets has not issued any stop order or other order suspending trading of Company’s common stock.

3.7. Funding Acknowledgement. Upon each purchase of Shares hereunder by Investor, Company agrees to acknowledge receipt of the applicable Purchase Price on a form reasonably acceptable to Investor.

3.8. Series C Designation. Company agrees to file a mutually acceptable Certificate of Designation with the State of Delaware designating the rights and preferences of the Shares within thirty (30) days of the Closing Date.

4. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Shares to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

4.1. Investor shall have executed this Agreement and delivered the same to Company.

4.2. Investor shall have delivered the Purchase Price to Company.

5. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

5.1. Company shall have executed this Agreement and delivered the same to Company.

6. Miscellaneous. The provisions set forth in this Section 6 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 6 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

6.1. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in San Diego County, California, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

6.2. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties acknowledge and agree that this Agreement and all other Transaction Documents may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

6.3. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

6.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

6.5. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

6.6. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

6.7. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third business day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third business day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

HUMBL, Inc.

Attn: Brian Foote

600 B Street

San Diego, California 92101

If to Investor:

Pacific Lion LLC

Attn: Jacob Fernane

7901 4th St. N 10184

St. Petersburg, Florida 33702

6.8. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Except as set forth above, neither Investor nor Company may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the other party.

6.9. Survival. The representations and warranties of the parties and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of each party. Each party agrees to indemnify and hold harmless the other and all its respective officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the other party of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

6.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.11. Attorneys’ Fees. In the event any action is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the judge shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief.

6.12. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6.13. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

6.14. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

6.15. Voluntary Agreement. Investor has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Investor to understand the terms, consequences and binding effect of this Agreement and the Shares and fully understand them. Investor has had the opportunity to seek the advice of an attorney of Investor’s choosing, or has waived the right to do so, and is executing this Agreement and the Shares voluntarily and without any duress or undue influence by Company or anyone else.

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IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

Pacific Lion LLC

By:
Jacob Fernane, Manager

COMPANY:

HUMBL, Inc.

By:
Brian Foote, CEO

EXHIBIT A

FUNDING SCHEDULE

Date	Purchase Price	Shares
September 29, 2023	$150,000	150
October 3, 2023	$150,000	150
November 1, 2023	$540,000	540
December 1, 2023	$300,000	300
January 2, 2024	$300,000	300
February 1, 2024	$300,000	300
March 1, 2024	$300,000	300